POWER OF ATTORNEY


STATE OF ILLINOIS      )
COUNTY OF COOK         )


    The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints W. F. Denson, III, and E. Starke Sydnor, and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the End Report on Form 10-K for the year ended December 31, 1993 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

    The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

    IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 22nd day of February, 1994.



                                       /s/ John K. Greene
                                       John K. Greene

STATE OF ILLINOIS      )
COUNTY OF COOK         )


    On this 22nd day of February in the year 1994, before me, Renee N. Duba, a Notary Public of said State, duly commissioned and sworn, personally appeared John K. Greene, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       /s/ Renee N. Duba
                                       Notary Public in and for said State

[SEAL]
                                       My Commission Expires:

                                       September 4, 1994